EXHIBIT 1(B)

FIRST AMENDMENT TO BROKER-DEALER AGREEMENT

THIS FIRST AMENDMENT TO BROKER-DEALER AGREEMENT (this “First Amendment”) is effective as of this 30th day of May, 2023, by and between Phoenix Capital Group Holdings I LLC (“Client”), a Delaware Limited Liability Company, and Dalmore Group, LLC., a New York Limited Liability Company (“Dalmore”).

RECITALS

A.

Client and Dalmore entered into that certain Broker-Dealer Agreement dated as of March 15, 2023 (the “Original Agreement”) pursuant to which Dalmore agreed to serve as Broker- Dealer of the Offering, as more particularly described in the Original Agreement for the consideration specified therein.

B.

Client and Dalmore desire to amend the Original Agreement (the “BD Agreement”), as set forth herein. Capitalized terms used but not defined herein shall have the meaning ascribed to them in the BD Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the promises and mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

1.	The recitals and introductory paragraphs hereof form a part of this Agreement as if fully set forth herein.

2.	Section 2. The BD Agreement is hereby amended by changing the Offering Fee from 4.5% to 6.0%. Section 2 of the BD Agreement shall read as follows:

3.	Compensation. As compensation for the Services, Client shall pay to Dalmore the following fees:

a.	A fee of up to 6.0% on the aggregate amount raised by the Client (the “Offering Fee”). Client authorizes Dalmore to deduct the Offering Fee directly from the Client’s third-party escrow or payment account.

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IN WITNESS WHEREOF, the parties hereto have entered into this First Amendment as of the date first written above.

CLIENT:

Phoenix Capital Group Holdings I LLC

By	/s/ Lindsey Wilson
Name:	Lindsey Wilson
Its:	Manager

Dalmore Group, LLC:

By	/s/ Etan Butler
Name:	Etan Butler
Its:	Chairman

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